Exhibit 99.1

Lifetime Brands, Inc. Reports Second Quarter 2019 Financial Results

Declares Regular Quarterly Dividend

GARDEN CITY, NY, August 8, 2019 – Lifetime Brands, Inc. (NasdaqGS: LCUT), a leading global provider of branded kitchenware, tableware and other products used in the home, today reported its financial results for the quarter ended June 30, 2019.

Robert Kay, Lifetime’s Chief Executive Officer, commented, “For the six months of 2019, we continued to make progress on our long-term growth initiatives, and I am pleased that we remain on track to achieve our strategic priorities of integrating all of our operations and product categories into a unified business platform which is more cost efficient and better positioned to grow in the second half of 2019 and beyond. In the second quarter, we made significant progress on our portfolio realignment with the conclusion of a comprehensive SKU rationalization, began to see the benefits of our reorganization efforts in the UK, and strengthened our global position in the food services category. Despite this progress, our business was impacted by temporary down cycles in the retail industry that drove softness in our end markets, leading to mixed results. This trend was driven by fundamental retail transformation and the impact of continuing geopolitical conditions, including tariffs and Brexit uncertainty in Europe. We will continue to take action to offset the tariff impact on margins and sales.”

Second Quarter Financial Highlights:

Consolidated net sales for the three months ended June 30, 2019 were $142.5 million, a decrease of $6.2 million, or 4.2%, as compared to net sales of $148.7 million for the corresponding period in 2018. In constant currency, which excludes the impact of foreign exchange fluctuations, consolidated net sales decreased $5.0 million, or 3.4%, as compared to consolidated net sales in the corresponding period in 2018.

Gross margin was $44.0 million, or 30.9%, as compared to $52.1 million, or 35.0%, for the corresponding period in 2018. Excluding an $8.5 million non-recurring, non-cash charge for the SKU rationalization initiative, gross margin would have been $52.5 million, or 36.8%, in the 2019 period.

Loss from operations, including the impact of SKU rationalization, was $12.5 million, as compared to a loss from operations of $3.3 million for the corresponding period in 2018.

Net loss was $11.5 million, or $0.56 per diluted share, as compared to a net loss of $6.1 million, or $0.30 per diluted share, in the corresponding period in 2018.

Adjusted net loss, excluding the impact of SKU rationalization, was $4.5 million, or $0.22 per diluted share, as compared to adjusted net loss of $5.7 million, or $0.28 per diluted share, in the corresponding period in 2018.

Six Months Financial Highlights:

Consolidated net sales for the six months ended June 30, 2019 were $292.5 million, an increase of $25.7 million, or 9.6%, as compared to net sales of $266.8 million for the corresponding period in 2018. In constant currency, which excludes the impact of foreign exchange fluctuations, consolidated net sales increased $28.2 million, or 10.7%, as compared to consolidated net sales in the corresponding period in 2018.

Gross margin for the six months ended June 30, 2019 was $98.3 million, or 33.6%, as compared to $97.2 million, or 36.4%, for the corresponding period in 2018. Excluding an $8.5 million non-recurring, non-cash charge for the SKU rationalization initiative, gross margin would have been $106.8 million, or 36.5%, in the 2019 period.

Loss from operations, including the impact of SKU rationalization, was $14.8 million, as compared to a loss from operations of $16.6 million for the corresponding period in 2018.

Net loss was $16.4 million, or $0.80 per diluted share, as compared to a net loss of $17.7 million, or $0.96 per diluted share, in the corresponding period in 2018.

Adjusted net loss, excluding the impact of SKU rationalization, was $8.5 million, or $0.41 per diluted share, as compared to adjusted net loss of $14.0 million, or $0.76 per diluted share, in the corresponding period in 2018.

Consolidated adjusted EBITDA, after giving effect to certain adjustments and before limitations as permitted and defined under our debt agreement, was $68.8 million for the twelve months ended June 30, 2019. A table which reconciles this non-GAAP financial measure to net loss, as reported, is included below.

Mr. Kay continued, “As a part of our broader strategy to realign and strengthen our portfolio, we have completed a comprehensive review of our product portfolio and decided to discontinue or de-emphasize certain product categories, which resulted in a one-time, non-cash $8.5 million accounting charge related to the SKU rationalization initiative. This will create value for Lifetime by eliminating cost, improving efficiency and most impactful immediately, will be the generation of incremental cash flow as we monetize unproductive assets. We expect this realignment to generate between $30 million and $45 million of free cash flow, which we will redeploy toward accelerating, deleveraging, and investing in growth, with improved return on assets. We are confident this will facilitate the execution of our strategic priorities to deliver growth across our businesses and create value for our shareholders.”

Outlook Update

For the full fiscal year ending December 31, 2019, the Company is providing the following updated financial outlook:

Net sales	$ 755 to $760 million
Income from operations	$26 to $29 million
Income from operations, excluding SKU rationalization	$34.5 to $37.5 million
Net income	$3 to $5.5 million
Weighted-average diluted shares	21 million
Diluted income per common share	$0.14 to $0.26 per share
Adjusted net income	$10.5 to $13 million
Adjusted diluted income per common share	$0.50 to $0.62 per share
Consolidated adjusted EBITDA, before limitation	$66 to $70 million

Mr. Kay concluded, “We are revising our adjusted EBITDA guidance to a range of $66 to $70 million. The midpoint of this EBITDA guidance represents growth of approximately 4% compared to 2018. Sales are expected in the range of $755 million to $760 million, of which the midpoint represents a 3.7% increase over 2018 pro forma sales. The major drivers for the downward revision in adjusted EBITDA are the geopolitical factors which are having a negative impact on our margins and end markets. We continue to work on mitigating these factors and believe they will be successfully mitigated by the end of 2019.”

This outlook is based on a forecasted GBP to USD rate of $1.27. Net income, adjusted net income, diluted income per common share and adjusted diluted income per common share were calculated based on an effective tax rate of 34%.

Dividend

On August 6, 2019, the Board of Directors declared a quarterly dividend of $0.0425 per share payable on November 15, 2019 to shareholders of record on November 1, 2019.

Conference Call

The Company has scheduled a conference call for Thursday, August 8, 2019 at 11:00 a.m. The dial-in number for the conference call is (866) 610-1072 or (973) 935-2840, passcode #1990715. A live webcast of the conference call will be accessible through https://event.on24.com/wcc/r/2056330-1/71900E20CC66D9B2FB8814B65BD76311. For those who cannot listen to the live broadcast, an audio replay of the webcast will be available.

Non-GAAP Financial Measures

This earnings release contains non-GAAP financial measures, including consolidated net sales in constant currency, adjusted net loss, adjusted diluted loss per common share, gross margin (excluding non-recurring charges) and consolidated adjusted EBITDA. A non-GAAP financial measure is a numerical measure of a company’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statements of income, balance sheets, or statements of cash flows of a company; or, includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. As required by SEC rules, the Company has provided reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures. These non-GAAP financial measures are provided because management of the Company uses these financial measures in evaluating the Company’s on-going financial results and trends, and management believes that exclusion of certain items allows for more accurate comparison of the Company’s operating performance by investors and analysts. Management uses these non-GAAP financial measurers as indicators of business performance. These non-GAAP financial measures should be viewed as a supplement to, and not a substitute for, GAAP financial measures of performance.

Forward-Looking Statements

In this press release, the use of the words “believe,” “could,” “expect,” “may,” “positioned,” “project,” “projected,” “should,” “will,” “would” or similar expressions is intended to identify forward-looking statements. Such statements include all statements regarding the growth of the Company, our financial outlook, our initiatives to create value, our efforts to mitigate geopolitical factors and tariffs, our current and projected financial and operating performance, results, and profitability and all guidance related thereto, including forecasted exchange rates and effective tax rates, as well as our future plans and intentions regarding the Company and its consolidated subsidiaries. Such statements represent the Company’s current judgments, estimates, and assumptions about possible future events. The Company believes these judgments, estimates, and assumptions are reasonable, but these statements are not guarantees of any events or financial or operational results, and actual results may differ materially due to a variety of important factors. Such factors might include, among others, the Company’s ability to comply with the requirements of its credit agreements; the availability of funding under such credit agreements; the Company’s ability to maintain adequate liquidity and financing sources and an appropriate level of debt; the possibility of impairments to the Company’s goodwill; changes in U.S. or foreign trade or tax law and policy; the impact of tariffs on imported goods and materials; changes in general economic conditions which could affect customer payment practices or consumer spending; the impact of changes in general economic conditions on the Company’s customers; customer ordering behavior; the performance of our newer products; the impact of our SKU rationalization initiative, expenses and other challenges relating to the integration of the Filament Brands business and future acquisitions; changes in demand for the Company’s products; changes in the Company’s management team; the significant influence of the Company’s largest stockholder; fluctuations in foreign exchange rates; changes in U.S. trade policy or the trade policies of nations in which we or our suppliers do business; uncertainty regarding the U.K.’s exit from the European Union (Brexit); shortages of and price volatility for certain commodities; and significant changes in the competitive environment and the effect of competition on the Company’s markets, including on the Company’s pricing policies, financing sources and ability to maintain an appropriate level of debt. The Company undertakes no obligation to update these forward-looking statements other than as required by law.

Lifetime Brands, Inc.

Lifetime Brands is a leading global provider of kitchenware, tableware and other products used in the home. The Company markets its products under well-known kitchenware brands, including Farberware®, KitchenAid®, Sabatier®, Amco Houseworks®, Chef’n® Chicago™ Metallic, Copco®, Fred® & Friends, Houdini™, KitchenCraft®, Kamenstein®, Kizmos™, La Cafetière®, MasterClass®, Misto®, Mossy Oak®, Swing-A-Way®, Taylor® Kitchen, Rabbit® and Vasconia®; respected tableware and giftware brands, including Mikasa®, Pfaltzgraff®, Fitz and Floyd®, Creative Tops®, Empire Silver™, Gorham®, International® Silver, Kirk Stieff®, Towle® Silversmiths, Tuttle®, Wallace®, Wilton Armetale®, V&A® and Royal Botanic Gardens Kew®; and valued home solutions brands, including BUILT NY®, Taylor® Bath, Taylor® Weather and PlanetBox®. The Company also provides exclusive private label products to leading retailers worldwide.

The Company’s corporate website is www.lifetimebrands.com.

Contacts:

Lifetime Brands, Inc.

Laurence Winoker, Chief Financial Officer

516-203-3590

investor.relations@lifetimebrands.com

or

Joele Frank, Wilkinson Brimmer Katcher

Ed Trissel / Andrew Squire / Sophie Throsby

212-355-4449

LIFETIME BRANDS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands—except per share data)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Net sales	$142,536	$148,651	$292,462	$266,820
Cost of sales	98,517	96,573	194,122	169,655

Gross margin	44,019	52,078	98,340	97,165
Distribution expenses	15,541	14,942	31,401	32,764
Selling, general and administrative expenses	40,850	40,042	80,990	80,217
Restructuring expenses	173	395	781	801

Loss from operations	(12,545)	(3,301)	(14,832)	(16,617)
Interest expense	(4,694)	(4,676)	(9,616)	(6,779)
Loss on early retirement of debt	—	—	—	(66)

Loss before income taxes and equity in (losses)	(17,239)	(7,977)	(24,448)	(23,462)
Income tax benefit	5,795	1,765	8,253	5,575
Equity in (losses) earnings, net of taxes	(69)	155	(185)	232

NET LOSS	$(11,513)	$(6,057)	$(16,380)	$(17,655)

Weighted-average shares outstanding—basic	20,545	20,327	20,527	18,474

BASIC LOSS PER COMMON SHARE	(0.56)	$(0.30)	(0.80)	$(0.96)

Weighted-average shares outstanding—diluted	20,545	20,327	20,527	18,474
DILUTED LOSS PER COMMON SHARE	(0.56)	$(0.30)	(0.80)	$(0.96)

LIFETIME BRANDS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands—except share data)

	June 30, 2019	December 31, 2018
	(unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$10,535	$7,647
Accounts receivable, less allowances of $7,473 at June 30, 2019 and $7,855 at December 31, 2018	91,109	125,292
Inventory	205,607	173,601
Prepaid expenses and other current assets	12,724	10,822
Income taxes receivable	10,690	1,442

TOTAL CURRENT ASSETS	330,665	318,804
PROPERTY AND EQUIPMENT, net	26,563	25,762
OPERATING LEASE RIGHT-OF-USE ASSETS	109,757	—
INVESTMENTS	20,935	22,582
INTANGIBLE ASSETS, net	331,314	338,847
DEFERRED INCOME TAXES	122	733
OTHER ASSETS	3,345	1,844

TOTAL ASSETS	$822,701	$708,572

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Current maturity of term loan	$13,261	$1,253
Accounts payable	48,495	38,167
Accrued expenses	50,966	45,456
Current portion of operating lease liability	11,163	—

TOTAL CURRENT LIABILITIES	123,885	84,876
DEFERRED RENT & OTHER LONG-TERM LIABILITIES	10,055	23,339
DEFERRED INCOME TAXES	15,103	15,141
OPERATING LEASE LIABILITIES	114,630	—
INCOME TAXES PAYABLE, LONG-TERM	949	949
REVOLVING CREDIT FACILITY	44,913	42,080
TERM LOAN	250,062	262,694
STOCKHOLDERS’ EQUITY
Preferred stock, $1.00 par value, shares authorized: 100 shares of Series A and 2,000,000 shares of Series B; none issued and outstanding	—	—
Common stock, $.01 par value, shares authorized: 50,000,000 at June 30, 2019 and December 31, 2018; shares issued and outstanding: 21,255,218 at June 30, 2019 and 20,764,143 at December 31, 2018	213	208
Paid-in capital	260,461	258,637
Retained earnings	37,090	55,264
Accumulated other comprehensive loss	(34,660)	(34,616)

TOTAL STOCKHOLDERS’ EQUITY	263,104	279,493

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$822,701	$708,572

LIFETIME BRANDS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(unaudited)

	Six Months Ended June 30,
	2019	2018
OPERATING ACTIVITIES
Net loss	$(16,380)	$(17,655)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	12,649	10,731
Amortization of financing costs	876	663
Deferred rent	—	368
Non-cash lease expense	1,156	—
Stock compensation expense	2,100	1,759
Undistributed equity in losses (earnings), net of taxes	185	(232)
Loss on early retirement of debt	—	66
SKU Rationalization	8,500	—
Changes in operating assets and liabilities (excluding the effects of business acquisitions):
Accounts receivable	34,184	41,441
Inventory	(40,900)	(39,555)
Prepaid expenses, other current assets and other assets	(1,568)	(185)
Accounts payable, accrued expenses and other liabilities	15,587	5,170
Income taxes receivable	(9,247)	(4,095)
Income taxes payable	—	(4,242)

NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	7,142	(5,766)

INVESTING ACTIVITIES
Purchases of property and equipment	(3,867)	(3,168)
Filament acquisition, net of cash acquired	—	(217,932)

NET CASH USED IN INVESTING ACTIVITIES	(3,867)	(221,100)

FINANCING ACTIVITIES
Proceeds from revolving credit facility	136,455	126,283
Repayments of revolving credit facility	(133,497)	(161,173)
Proceeds from term loan	—	275,000
Repayments of term loan	(1,375)	(688)
Proceeds from short term loan	—	79
Payments on short term loan	—	(71)
Payment of financing costs	—	(11,154)
Payment of equity issuance costs	—	(936)
Payments for capital leases	(12)	(24)
Payments of tax withholding for stock based compensation	(390)	(398)
Proceeds from exercise of stock options	133	—
Cash dividends paid	(1,786)	(1,535)

NET CASH (USED IN) PROVIDED BY FINANCING ACTIVITIES	(472)	225,383

Effect of foreign exchange on cash	85	(118)

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	2,888	(1,601)
Cash and cash equivalents at beginning of period	7,647	7,600

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$10,535	$5,999

LIFETIME BRANDS, INC.

Supplemental Information

(In thousands)

Reconciliation of GAAP to Non-GAAP Operating Results

Consolidated adjusted EBITDA for the twelve months ended June 30, 2019:

Consolidated adjusted EBITDA for the Four Quarters Ended June 30, 2019
Three months ended June 30, 2019	$4,306
Three months ended March 31, 2019	6,127
Three months ended December 31, 2018	30,876
Three months ended September 30, 2018	22,722
Pro forma projected synergies	4,763

Consolidated adjusted EBITDA, before limitation	68,794
Permitted non-recurring charge limitation	(8,008)

Consolidated adjusted EBITDA	$60,786

	Three Months Ended				Twelve Months Ended

	September 30, 2018	December 31, 2018	March 31, 2019	June 30, 2019	June 30, 2019
Net income (loss) as reported	$5,948	$9,987	$(4,867)	$(11,513)	$(445)
Undistributed equity (earnings) losses, net	(185)	(128)	116	69	(128)
Income tax provision (benefit)	906	7,558	(2,458)	(5,795)	211
Interest expense	5,634	5,591	4,922	4,694	20,841
Depreciation and amortization	6,076	6,522	6,359	6,290	25,247
Impairment of goodwill	2,205	—	—	—	2,205
Stock compensation expense	1,268	1,108	907	1,193	4,476
Contingent consideration fair value adjustments	—	(1,774)	—	—	(1,774)
Unrealized gain on foreign currency contracts	(190)	(33)	—	—	(223)
Other permitted non-cash charges	307	—	—	—	307
SKU Rationalization	—	—	—	8,500	8,500
Acquisition related expenses	43	523	151	—	717
Restructuring expenses	552	971	608	173	2,304
Integration charges	103	433	174	695	1,405
Warehouse relocation	55	118	215	—	388
Projected synergies	—	—	—	—	4,763

Consolidated adjusted EBITDA, before limitation	$22,722	$30,876	$6,127	$4,306	$68,794

Permitted non-recurring charge limitation					(8,008)

Consolidated adjusted EBITDA					$60,786

Consolidated adjusted EBITDA is a non-GAAP financial measure which is defined in the Company’s debt agreements. Adjusted EBITDA is defined as net income (loss), adjusted to exclude undistributed equity in (earnings) losses, income tax provision (benefit), interest, depreciation and amortization, stock compensation expense, and SKU rationalization expenses.

LIFETIME BRANDS, INC.

Supplemental Information

(In thousands—except per share data)

Reconciliation of GAAP to Non-GAAP Operating Results (continued)

Permitted non-recurring charges includes the non-cash charge associated with the SKU rationalization initiative, restructuring expenses, and integration charges. These addbacks are subject to limitations as defined in our debt agreements. Consolidated adjusted EBITDA includes pro forma adjustments, permitted under the debt agreements, for the acquisition of Filament and projected cost savings, operating expense reductions, restructuring charges and expenses and cost saving synergies projected by the Company as a result of actions taken through June 30, 2019 or expected to be taken as of June 30, 2019, net of the benefits realized.

Adjusted net loss and adjusted diluted loss per common share:

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Net loss as reported	$(11,513)	$(6,057)	$(16,380)	$(17,655)
Adjustments:
Acquisition related expenses	—	391	151	1,200
Restructuring expenses	173	395	781	801
Integration charges	695	110	869	145
Warehouse relocation	—	168	215	2,552
Loss on early retirement of debt	—	—	—	66
Other permitted non-cash charges	—	916	—	1,203
Unrealized gain on foreign currency contracts	—	(2,112)	—	(1,719)
Deferred tax for foreign currency translation for Grupo Vasconia	—	501	—	306
SKU Rationalization	8,500	—	8,500	—
Income tax effect on adjustments	(2,333)	9	(2,605)	(861)

Adjusted net loss	$(4,478)	$(5,679)	$(8,469)	$(13,962)

Adjusted diluted loss per common share	$(0.22)	$(0.28)	$(0.41)	$(0.76)

Adjusted net loss and adjusted diluted loss per common share in the three and six months ended June 30, 2019 excludes acquisition related expenses, restructuring expenses, integration charges, warehouse relocation expenses and SKU rationalization expenses. The income tax effect on adjustments reflects the statutory tax rates applied on the adjustments.

Adjusted net loss and adjusted diluted loss per common share in the three and six months ended June 30, 2018 excludes acquisition related expenses, restructuring expenses, integration charges, warehouse relocation expenses, other permitted non-cash charges, unrealized gain on foreign currency contracts, and the deferred tax expense related to our equity earnings of Vasconia due to recording the tax benefit of cumulative translation gains through other comprehensive loss. The income tax effect on adjustments reflects the statutory tax rates applied on the adjustments.

LIFETIME BRANDS, INC.

Supplemental Information

(In thousands)

Reconciliation of GAAP to Non-GAAP Operating Results (continued)

Constant Currency:

	As Reported Three Months Ended June 30,			Constant Currency (1) Three Months Ended June 30,				Year-Over-Year Increase (Decrease)
Net sales	2019	2018	Increase (Decrease)	2019	2018	Increase (Decrease)	Currency Impact	Excluding Currency	Including Currency	Currency Impact
U.S.	$123,092	$128,985	$(5,893)	$123,092	$128,983	$(5,891)	2	-4.6%	-4.6%	0.0%
International	19,444	19,666	(222)	19,444	18,588	856	1,078	4.6%	-1.1%	5.7%

Total net sales	$142,536	$148,651	$(6,115)	$142,536	$147,571	$(5,035)	$1,080	-3.4%	-4.1%	0.7%

	As Reported Six Months Ended June 30,			Constant Currency (1) Six Months Ended June 30,				Year-Over-Year Increase (Decrease)
Net sales	2019	2018	Increase (Decrease)	2019	2018	Increase (Decrease)	Currency Impact	Excluding Currency	Including Currency	Currency Impact
U.S.	$250,130	$224,892	$25,238	$250,130	$224,876	$25,254	16	11.2%	11.2%	0.0%
International	42,332	41,928	404	42,332	39,412	2,920	2,516	7.4%	1.0%	6.4%

Total net sales	$292,462	$266,820	$25,642	$292,462	$264,288	$28,174	$2,532	10.7%	9.6%	1.1%

(1)

“Constant Currency” is determined by applying the 2019 average exchange rates to the prior year local currency sales amounts, with the difference between the change in “As Reported” net sales and “Constant Currency” net sales, reported in the table as “Currency Impact”. Constant currency sales growth is intended to exclude the impact of fluctuations in foreign currency exchange rates.

LIFETIME BRANDS, INC.

Supplemental Information

(In millions—except per share data)

Reconciliation of GAAP to Non-GAAP Outlook

Adjusted net income and adjusted diluted income per share outlook for the full fiscal year ending December 31, 2019:

Net income outlook	$3 to $5.5
Adjustments:
Acquisition related expenses	0.2
Restructuring, warehouse relocation and integration expenses	2.5 to 3
SKU Rationalization	8.5
Income tax effect on adjustments	(3.7) to (4.2)

Adjusted net income outlook	$10.5 to $13

Adjusted diluted income per common share outlook	$0.50 to $0.62

Consolidated adjusted EBITDA outlook for the full fiscal year ending December 31, 2019:

Net income outlook	$3 to $5.5
Add back:
Income tax expense	2.0 to 3
Interest expense	20.5
Depreciation and amortization	24.5
Stock compensation expense	4.9
Acquisition related expenses	0.2
Restructuring, warehouse relocation and integration expenses	2.5 to 3
SKU Rationalization	8.5

Consolidated adjusted EBITDA outlook, before limitation	$66 to $70